Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felix E. Wright, Michael A. Glauber, Robert A. Jefferies, Jr., and Ernest C. Jett, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) the following registration statements and any and all amendments thereto, including post-effective amendments, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof:

  The original registration statement on Form S-8 relating to the Leggett & Platt, Incorporated Deferred Compensation Program; and

  The Post-Effective Amendment No. 1 to Registration Statement No. 33-54431 on Form S-8 relating to the Leggett & Platt, Incorporated Stock Bonus Plan.

        Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Felix E. Wright Felix E. Wright	Vice Chairman of the Board, President and Chief Executive Officer; and Director (Principal Executive Officer)	December 6, 2001
/s/ Michael A. Glauber Michael A. Glauber	Senior Vice President - Finance and Administration (Principal Financial Officer)	December 6, 2001
/s/ Allan J. Ross Allan J. Ross	Vice President - Accounting (Principal Accounting Officer)	December 6, 2001
/s/ Harry M. Cornell, Jr. Harry M. Cornell, Jr.	Chairman of the Board	December 6, 2001
/s/ Raymond F. Bentele Raymond F. Bentele	Director	December 6, 2001
/s/ Ralph W. Clark Ralph W. Clark	Director	December 6, 2001
/s/ Robert Ted Enloe, III Robert Ted Enloe, III	Director	December 6, 2001

/s/ Richard T. Fisher Richard T. Fisher	Director	December 6, 2001
/s/ Bob L. Gaddy Bob L. Gaddy	Senior Vice President; Chairman and Chief Executive Officer - Aluminum Products Segment; Director	December 6, 2001
/s/ David S. Haffner David S. Haffner	Executive Vice President and Chief Operating Officer; Director	December 6, 2001
/s/ Thomas A. Hays Thomas A. Hays	Director	December 6, 2001
/s/ Robert A. Jefferies, Jr. Robert A. Jefferies, Jr.	Senior Vice President - Strategic Planning; Director	December 6, 2001
/s/ Alexander M. Levine Alexander M. Levine	Director	December 6, 2001
/s/ Duane W. Potter Duane W. Potter	Senior Vice President; Director	December 6, 2001
/s/ Maurice E. Purnell, Jr. Maurice E. Purnell, Jr.	Director	December 6, 2001
Alice L. Walton	Director	December __, 2001